Exhibit 10.3

LEAD INVESTOR AGREEMENT

THIS LEAD INVESTOR AGREEMENT (this “Agreement”) is made and entered into as of October 6, 2025 (the “Effective Date”) by and among Leap Therapeutics, Inc., a Delaware corporation (the “Company”) and Winklevoss Treasury Investments, LLC (the “Lead Investor”). The Company and the Lead Investor are collectively referred to herein as the “Parties” and each, a “Party”.

WHEREAS, the Company wishes to secure the commitment of the Lead Investor in a private offering (the “Private Placement”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), to the Company, to be issued and sold pursuant to that certain securities purchase agreement, dated on or about the date hereof, between the Company and each of the purchasers identified in the signature pages thereto (the “Securities Purchase Agreement”), and the Lead Investor wishes to offer such a commitment.

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in that Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings specified herein, the Company and the Lead Investor hereby agree as follows:

1.             Corporate Governance.

1.1           Company Board Representation and Management.

(i)	Prior to the Closing, the Company shall cause the Board of Directors of the Company (the “Board”) to increase the size of the Board to twelve members. Subject to and in accordance with the provisions of Section 1.1(ii) below, the Lead Investor shall have the right to appoint two directors to the Board (the “Investor Designees”), one of whom shall act as chairman of the Board. The Company shall cause the appointment of the Investor Designees to become immediately effective upon delivery at any time after the Closing of written notice (which may be by email delivered to the Company’s Chief Executive Officer) of appointment by the Lead Investor.

(ii)	From and after the Closing Date, except as otherwise required by applicable law, so long as the Lead Investor (and its Affiliates or any “group” of which the Lead Investor or any of its Affiliates is a member) continues to beneficially own (as calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) at least 16.7% of the Common Stock of the Company, the Lead Investor shall have the right to designate two Investor Designees, one of whom shall also be chairperson of the Board. From and after the Closing Date, except as otherwise required by applicable law, so long as the Lead Investor (and its Affiliates or any “group” of which the Lead Investor or any of its Affiliates is a member) continues to beneficially own (as calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) at least 8.33% but less than 16.7% of the Common Stock of the Company, the Lead Investor shall have the right to designate one Investor Designee, who shall also be the chairperson of the Board. The Company agrees to use its reasonable best efforts to cause the Investor Designees to be elected to the Board (including recommending that the Company’s stockholders vote in favor of the election of the Investor Designees). Upon appointment or election, as applicable, to the Board, such Investor Designees shall be entitled to insurance coverage reasonable satisfactory to the Lead Investor applicable to directors and officers. In the event that a vacancy is created at any time by the death, disability, retirement, disqualification, resignation or removal (with or without cause) of one of the Investor Designees, the Lead Investor shall have the right to designate a replacement to fill such vacancy and the Company shall cause such vacancy to be filled by the replacement so designated and the Board shall promptly elect such designee to the Board.

(iii)	Subject to applicable law, no Investor Designee shall be obligated to present any particular business opportunity to the Company that he or she becomes aware of by virtue of his or her position as an officer or employee of the Lead Investor or its Affiliates.

(iv)	Any election by the Lead Investor not to exercise (in whole or in part) the right to designate an Investor Designee pursuant to this Section 1.1 shall not constitute a permanent waiver or relinquishment of such right. If the Lead Investor elects not to exercise its right to designate an Investor Designee pursuant to this Section 1.1, the Company shall have no right to fill such vacancy.

(v)	The Lead Investor shall, and shall cause the Investor Designees to, use reasonable best efforts to timely provide the Company with accurate and complete information relating to the Lead Investor and the Investor Designees that may be required to be disclosed by the Company under the Securities Act or the Exchange Act.

(vi)	The Company shall take all actions within its power not to permit any amendment to the Company’s organizational documents that would alter or modify in an adverse manner the Lead Investor’s rights under this Section 1.1 without the written approval of the Lead Investor.

1.2            The Company shall take all actions within its power to cause the composition and powers of the Board and its committees to at all times satisfy and be subject to the requirements of applicable law (including the rules of Nasdaq), this Agreement and the Company’s organizational documents, as amended from time to time. For the avoidance of doubt, nothing in this Section 1 shall restrict or limit the Company’s ability to amend its organizational documents from time to time in accordance with their terms and applicable law.

1.3            As used in this Section 1, the term “applicable law” shall mean all applicable laws (including common law), statutes, treaties, codes, ordinances, decrees, rules, regulations, directives or other legal requirements (including those of the SEC, the Nasdaq and any other securities exchange and securities commission in any jurisdiction) issued, enacted, adopted, promulgated or implemented by any governmental authority, binding or affecting the person referred to in the context in which such word is used.

2.             Special Voting Stock. From and after the Closing Date, so long as the Lead Investor (and its Affiliates or any “group” of which the Lead Investor or any of its Affiliates is a member) continues to beneficially own (as calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) at least 5.0% of the Common Stock of the Company (calculated on a fully diluted basis, assuming the exercise in full, for cash, of any convertible or exchangeable securities), the Company shall not consent, without the prior written consent of the Lead Investor, to any transfer of the Special Voting Stock (as defined, and pursuant, to that certain Certificate of Designation of Special Voting Stock, dated January 7, 2020, as amended).

3.              Termination.

3.1            Termination. The Lead Investor may terminate this Agreement upon five (5) days’ written notice of termination to the Company. This Agreement shall automatically terminate in the event that the Securities Purchase Agreement is terminated in accordance with its terms and the Lead Investor shall not have consummated its purchase of Securities pursuant to the terms of the Securities Purchase Agreement at any time prior to such termination.

3.2            Survival of Accrued Obligations. Termination of this Agreement will not relieve any Party of its obligations hereunder accruing prior to such termination. Each Party will diligently continue to perform its obligations hereunder through the date of termination even if it has received notice of the other Party’s election to terminate.

4.              Representations and Warranties.

4.1            Mutual Representations. Each Party represents and warrants to each other that: (a) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; and (b) its performance under this Agreement will not violate any applicable laws or regulations.

4.2            Disclaimer. Except as expressly set forth in this Agreement, the Lead Investor makes no warranties, express or implied, including any warranties of merchantability, fitness for a particular purpose, or non-infringement.

5.              Limitation of Liability. Each Party’s total liability under this Agreement, whether in contract, tort, or otherwise, shall be limited to the total compensation paid under this Agreement. No Party shall be liable to any other Party for any indirect, incidental, consequential, special, or punitive damages, including loss of profits or revenue, arising out of or related to this Agreement, even if advised of the possibility of such damages.

6.              Miscellaneous.

6.1            Notices. Any notice or approval required or permitted under this Agreement will be in writing and will be sent by registered or certified mail, postage prepaid, or by email, to the addresses designated by prior written notice. Any notice sent by (i) mail will be deemed received three (3) business days after its mailing and (ii) email will be deemed received on the day of its sending.

6.2            Entire Agreement. This Agreement contains the entire understanding of the Parties regarding all matters contained herein, and supersedes all prior oral or written agreements, arrangements and understandings relating thereto.

6.3            Amendment. This Agreement may be amended only by a writing signed by each of the Parties. The failure by any Party to enforce compliance with any provision of this Agreement by any other Party will not operate or be construed as a waiver of such provision or of any other provision of this Agreement, or of any subsequent breach by such Party of a provision of this Agreement.

6.4            Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect, all other provisions hereof will continue in full force and effect.

7.              Applicable Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to its conflicts of law principles. Any dispute arising between the parties out of or in connection with this Agreement will be finally resolved in state or federal court in New York, New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

Leap Therapeutics, Inc.

By:	/s/ Douglas Onsi
Name: Douglas Onsi
Title: President & CEO

Winklevoss Treasury Investments, LLC

By:	/s/ William McEvoy
Name: William McEvoy
Title: Manager

Signature Page to Lead Investor Agreement